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CUSIP NO. 70159Q104                 13G                        PAGE 7 OF 9 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G

                                FEBRUARY 13, 1997


         MORGAN STANLEY GROUP INC., MORGAN STANLEY ASSET MANAGEMENT INC., and MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S. REAL ESTATE PORTFOLIO hereby agree that unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

         MORGAN STANLEY INSTITUTIONAL FUND INC.-U.S. REAL ESTATE PORTFOLIO


     BY: /s/ Harold J. Schaaff
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         Harold J. Schaaff/  Vice President


         MORGAN STANLEY ASSET MANAGEMENT INC.


     BY: /s/ Peter A. Nadosy
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         Peter A. Nadosy/  Vice Chairman


         MORGAN STANLEY GROUP INC.


     BY: /s/ Edward J. Johnsen
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         Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated